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                                  EXHIBIT 23.2

                                   CONSENT OF

                           CROUCH, BIERWOLF & CHISHOLM

             ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE

                              CONSULTING AGREEMENT

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                                   CONSENT OF
                           CROUCH, BIERWOLF & CHISHOLM

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 000-26813) and in the related Prospectus, of our report dated February 25, 2000, relating to the financial statements of JumpMusic.com, Inc., included in the Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ Crouch Bierwolf & Chisholm
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Salt Lake City, Utah
June 29, 2000